Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-3

(Form Type)

PIEDMONT OFFICE REALTY TRUST, INC.

PIEDMONT OPERATING PARTNERSHIP, LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 456(b) and Rule 457(r)	(1)	(3)	(3)	—	(2)
Fees to Be Paid	Equity	Preferred Stock, no par value per share(4)	Rule 456(b) and Rule 457(r)	(1)	(3)	(3)	—	(2)
Fees to Be Paid	Debt	Debt Securities of Piedmont Operating Partnership, LP(5)	Rule 456(b) and Rule 457(r)	(1)	(3)	(3)	—	(2)
Fees to Be Paid	Debt	Guarantee of Debt Securities of Piedmont Operating Partnership, LP by Piedmont Office Realty Trust, Inc.	Other	(1)	(3)	(3)	—	(6)
	Total Offering Amounts							—
	Total Fees Previously Paid							—
	Total Fees Offsets							—
	Net Fee Due							(2)

(1)

This Registration Statement registers an unspecified amount of securities of each identified class. No separate consideration will be received for common stock or preferred stock issued upon any conversion of the preferred stock registered hereunder. The proposed maximum aggregate offering per class of securities will be determined from time to time by the issuing registrant in connection with the offering of securities hereunder.

(2)

The registrants will pay registration fees pursuant to Rule 456(b) in connection with offerings of securities hereunder, and will update this table by post-effective amendment or prospectus filed pursuant to Rule 424(b) to indicate the aggregate offering price of the securities offered and the amount of the registration fees paid.

(3)	Not applicable pursuant to Rule 456(b) and Rule 457(r) and General Instruction 2.A(iii)(c) of Item 16(b) of Form S-3.
(4)	Includes the presently indeterminate number of shares of common stock, if any, as may be issued by Piedmont Office Realty Trust, Inc. upon any conversion of preferred stock.
(5)	The debt securities will by non-convertible debt securities issued by Piedmont Operating Partnership, LP, a wholly-owned subsidiary of Piedmont Office Realty Trust, Inc.
(6)

No separate consideration will be received for the guarantee by Piedmont Office Realty Trust, Inc. of the debt securities of Piedmont Operating Partnership, LP. Pursuant to Rule 457(n), no registration fee is required with respect to the guarantee.